UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

April 4, 2007

NETWORK CN INC.
(Exact name of registrant as specified in its charter)

Delaware>	000-30264	11-3177042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21/F, Chinachem Century Tower, 178 Gloucester Road, Wanchai, Hong Kong
(Address of Principal Executive Offices)	(Zip Code)

(852) 2833-2186

Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 14, 2007, Shanghai Quo Advertising Company Limited (“Quo Advertising”), a wholly-owned subsidiary of Network CN Inc. (the “Company”), entered into a business agreement (the “Agreement”) with Shanghai Qian Ming Advertising Company Limited (“Qian Ming”), a company organized under the laws of the Peoples’ Republic of China (“PRC”), to construct, manage and operate up to 85 LED outdoor advertising panels at locations within the Lujiazui Financial District of the Pudong Area in Shanghai, China (“The Project”).

Pursuant to the terms of the Agreement, the Company, through its subsidiary, Quo Advertising, will design, fund, construct and operate the Project. The Company will own each of the LED panels constructed in the Project and have the exclusive right to manage the Project for 6 years, beginning September 1, 2007. The locations of the LED panels have been determined and approved by relevant government authorities. Qian Ming is responsible for installing the foundations and certain below ground electrical equipment necessary to operate the panels on or before June 30, 2007, and for the daily maintenance of the panels, including the cleaning of the visible external parts and the repair of any damage to the external shells containing the units. Qian Ming is also responsible to obtaining and maintaining all necessary governmental approvals for the installation of the panels and for publication of content and advertisements on the panels. The Company anticipates that it will complete the installation of all 85 LED panels by the end of 2007 and that it will begin to generate advertising and other revenues from installed panels during the second half of 2007.

The Company agreed to pay to Qian Ming a deposit of RMB1,000,000 (approximately US$130,000), which is refundable if Qian Ming fails to obtain requisite governmental approvals for the Project. In addition, the Company has agreed to pay Qian Ming fees of RMB5,100,000.00 (approximately US$661,000) during the first and second years of the Agreement, RMB5,610,000.00 (approximately US$727,000) in the third year, RMB6,170,000.00 (approximately US$800,000) in the fourth year, RMB6,780,000.00 (approximately US$880,000) in the fifth year and RMB7,460,000.00 (approximately US$967,000) in the sixth year. The payments are made in two installments per year, payable in September and March. The deposit will be applied to the first year fee if Qian Ming obtains the requisite governmental approvals for the Project. Qian Ming has agreed to pay electricity charges of up to RMB2,500.00 (approximately US$324) per panel per year.

Qian Ming has not yet obtained all relevant governmental approvals for the Project in the PRC and, if approvals are necessary, the Company can provide no assurances that any such approvals will be granted to the Company or Qian Ming, or if granted, will be respected by the issuing agency or other governmental agencies in the PRC for any specific period of time. However, if no such approvals are granted, the Company’s will not incur any significant expenses under its agreement with Qian Ming and the RMB1,000,000 deposit will be returned. The Agreement is governed by the law of the Peoples’ Republic of China.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit

Number	Description

_______________________________________________________________________

10.1

Agreement for Co-operation and Agency in the Publication of Advertisements dated April 14, 2007, by and among Shanghai Quo Advertising Company Limited, a subsidiary of Network CN Inc., and Shanghai Qian Ming Advertising Company Limited.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NETWORK CN INC.

Date: April 20, 2007	By:	/s/ Godfrey Hui
Godfrey Hui
Chief Executive Officer